AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1,
1997
                                   REGISTRATION NO. 333-32659






               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                    _________________________
                            FORM S-8 POS
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                    _________________________

                     TJ INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)


      DELAWARE                                82-0250992
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification Number)



                       200 E. MALLARD DRIVE
                       BOISE, IDAHO  83706
  (Address, Including Zip Code, of Principal Executive Offices)

             KEY EMPLOYEES' 1996 STOCK OPTION PLAN
                    (Full title of the Plan)
                    _________________________
                        RICHARD B. DRURY
                       CORPORATE SECRETARY
                     TJ INTERNATIONAL, INC.
                      200 E. MALLARD DRIVE
                       BOISE, IDAHO  83706
                    TELEPHONE (208) 364-3300
        (Name, Address, Including Zip Code, and Telephone
       Number, Including Area Code, of Agent for Service)
                      ____________________


                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________

TITLE OF EACH                PROPOSED     PROPOSED
 CLASS OF        AMOUNT      MAXIMUM      MAXIMUM       AMOUNT OF
SECURITIES TO    TO BE    OFFERING PRICE  AGGREGATE  REGISTRATION
BE REGISTERED  REGISTERED   PER SHARE    OFFERING PRICE    FEE
                  (1)           (2)           (2)
_________________________________________________________________


COMMON STOCK,  1,500,000      24             36,000,000 12,413.79
PAR VALUE
$1.00 PER
SHARE

_________________________________________________________________


     (1) This Registration Statement relates to the registration of One Million Five Hundred Thousand (1,500,000) shares of $1.00 par value common stock ("Common Stock") for issuance or delivery under the TJ International, Inc. Key Employees' 1996 Stock Option Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

     (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457 under the Securities Act of 1933, as amended, the price per share is estimated to be 24 based upon the average high and low prices for TJ International, Inc. Common Stock as reported on the NASDAQ National Market on July 30, 1997.

_________________________________________________________________

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boise, State of Idaho, on August 1, 1997.


                              TJ INTERNATIONAL, INC.



                              By:  /S/ Thomas H. Denig
                              -----------------------------------
                                  Thomas H. Denig
                                  President and Chief Executive
                                  Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE          CAPACITY                  DATE
/s/Thomas H. Denig  President and Chief
                    Executive Officer        August 1, 1997
                    (Principal Executive
                    Officer and Director)


/s/Valerie A.       Vice President, Finance
Heusinkveld         and Chief Financial      August 1, 1997
                    Officer (Principal
                    Financial and
                    Accounting Officer)


/s/Harold E.        Chairman of the Board    August 1, 1997
   Thomas*


/s/Robert B.        Director                 August 1, 1997
   Findlay*


/s/Joyce A.         Director                 August 1, 1997
   Godwin*


/s/J.L. Scott*      Director                 August 1, 1997


/s/Jerre L. Stead*  Director                 August 1, 1997



/s/Arthur L.        Director                 August 1, 1997
   Troutner*




/s/Steven C.        Director                 August 1, 1997
   Wheelwright*


/s/William J.       Director                 August 1, 1997
   White*



         * Thomas H. Denig, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named directors of TJ International, Inc., pursuant to powers of attorney executed on behalf of each such director.


By:
    /s/ Thomas H. Denig
         Thomas H. Denig
         Attorney-in-fact

                          EXHIBIT 23.02


                 CONSENT OF ARTHUR ANDERSEN LLP

                 CONSENT OF ARTHUR ANDERSEN LLP

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1997, included in the Company's
Form 10-K for the year ended December 28, 1996, and to all references to our Firm included in this registration statement.

                                   ARTHUR ANDERSEN LLP

                                   /s/  Arthur Andersen LLP

Boise, Idaho
July 31, 1997